Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-165106 on Form S-8 of our report dated June 24, 2010 appearing in the Annual Report on Form 11-K of PepsiAmericas, Inc. Hourly 401(k) Plan for the years ended December 31, 2009 and 2008.

/s/ PLANTE & MORAN, PLLC

Elgin, Illinois
June 24, 2010